GREEN FOREST MANAGEMENT CONSULTING INC.

PROMISSORY NOTE

TWD $53,238,851

Dated: October 29, 2013

For value received, and pursuant to the Land Sale and Purchase Agreement dated October 29, 2013, Green Forest Management Consulting Inc. promises to pay the sellers of certain lots of land in Xinpi Township, Pingtung County 925, Taiwan (R.O.C.), Yu Chien-Yang and Da Chuang Business Management Consulting Co., Ltd. (together, the “Xinpi Land Sellers”) the sum of Fifty Three Million Two Hundred Thirty Eight Thousand Eight Hundred Fifty One New Taiwan Dollars (TWD $53,238,851). Each of the Xinpi Land Sellers’ ownership interests in this Promissory Note is detailed on Annex A to this Promissory Note.

The sum shall be repaid to the Xinpi Land Sellers on or before December 31, 2013 according to the instructions of the Xinpi Land Sellers.

Green Forest Management Consulting Inc.

By:	/s/ Chiang Yu-Chang
Chiang Yu-Chang
Chairman of the Board
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

Annex A

PROMISSORY NOTE HOLDERS

Note Holder	Land Lot #	Total Area of Registered Land (m2)	Value of Interest (TWD)
Yu Chien-Yang	1075, 1076, 1080, 1083, 1090	21,334.99 m2	TWD $	38,723,007

Da Chuang Business Management Consulting Co., Ltd.	1043, 1044-1, 1044-4, 1083-1, 1083-2, 1084, 1088-1	7,997.71 m2	TWD $	14,515,844

	Total:	29,332.7 m2	TWD $	53,238,851